                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                      PURSUANT TO SECTION 305(b)(2)________

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                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)

NEW YORK                                                              13-4994650
(State of incorporation if                                      (I.R.S. employer
not a national bank)                                         identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
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                             NALCO CHEMICAL COMPANY
               (Exact name of obligor as specified in its charter)

DELAWARE                                                              36-1520480
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

ONE NALCO CENTER
NAPERVILLE, ILLINOIS                                                       60563
(Address of principal executive offices)                              (Zip Code)

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                                 DEBT SECURITIES
                       (Title of the indenture securities)
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                                     GENERAL

Item 1. General Information.

         Furnish the following information as to the trustee:

         (a)  Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany,
              New York 12110.

              Board of Governors of the Federal Reserve System, Washington,
              D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty
              Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2. Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

                                      -2-

Item 16. List of Exhibits

         List below all exhibits filed as a part of this Statement of
Eligibility.

         1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment
dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982,
February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1
filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

         2. A copy of the Certificate of Authority of the Trustee to Commence
Business (see Exhibit 2 to Form T-1 filed in connection with Registration
Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank
(National Association), Chemical Bank, the surviving corporation, was renamed
The Chase Manhattan Bank).

         3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

         4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form
T-1 Filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

         5. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act
(see Exhibit 6 to Form T-I filed in connection with Registration Statement No.
33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National
Association), Chemical Bank, the surviving corporation, was renamed The Chase
Manhattan Bank).

         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8. Not applicable.

         9. Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the
Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 7th day of April, 1998.

                                          THE CHASE MANHATTAN BANK

                                          By /s/ T. J. Foley
                                             ----------------------------
                                             T. J. Foley
                                             Vice President

                                      -3-

                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                        at the close of business December
                   31, 1997, in accordance with a call made by
                    the Federal Reserve Bank of this District
             pursuant to the provisions of the Federal Reserve Act.

                                                                                                 DOLLAR AMOUNTS
                              ASSETS                                                              IN MILLIONS

Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin.............                                 $   12,428
   Interest-bearing balances......................................                                      3,428
Securities:
   Held to maturity securities....................................                                      2,561
   Available for sale securities..................................                                     43,058
Federal funds sold and securities purchased under
   agreements to resell...........................................                                     29,633
Loans and lease financing receivables:
   Loans and leases, net of unearned income.......................              $ 129,260
   Less: Allowance for loan and lease losses......................                  2,783
   Less: Allocated transfer risk reserve .........................                      0
                                                                                ---------
   Loans and leases, net of unearned income, allowance, and
     reserve......................................................                                    126,477
Trading Assets....................................................                                     62,575
Premises and fixed assets (including capitalized leases)..........                                      2,943
Other real estate owned...........................................                                        295
Investments in unconsolidated subsidiaries and associated
   companies......................................................                                        231
Customers' liability to this bank on acceptances outstanding......                                      1,698
Intangible assets.................................................                                      1,466
Other assets......................................................                                     10,268
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TOTAL ASSETS......................................................                                 $  297,061
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                                      -4-

                           LIABILITIES

Deposits

   In domestic offices............................................                                 $   94,524
   Noninterest-bearing............................................              $  39,487
   Interest-bearing...............................................                 55,037
                                                                                ---------
   In foreign offices, Edge and Agreement, subsidiaries and IBF's.                                     71,162
      Noninterest-bearing.........................................              $   3,205
      Interest-bearing............................................                 67,957

Federal funds purchased and securities sold under agreements to
   repurchase.....................................................                                     43,181
Demand notes issued to the U.S. Treasury..........................                                      1,000
Trading liabilities...............................................                                     48,903

Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
   With a remaining maturity of one year or less..................                                      3,599
   With a remaining maturity of more than one year through three
     years........................................................                                        253
   With a remaining maturity of more than three years.............                                        132
  Bank's liability on acceptances executed and outstanding........                                      1,698
  Subordinated notes and debentures...............................                                      5,715
  Other liabilities...............................................                                      9,896

TOTAL LIABILITIES.................................................                                    280,063
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                          EQUITY CAPITAL

Perpetual preferred stock and related surplus.....................                                          0
Common stock......................................................                                      1,211
Surplus (exclude all surplus related to preferred stock)..........                                     10,291
Undivided profits and capital reserves............................                                      5,502
Net unrealized holding gains (losses) on available-for-sale
   securities.....................................................                                        (22)
Cumulative foreign currency translation adjustments...............                                         16

TOTAL EQUITY CAPITAL..............................................                                     16,998
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TOTAL LIABILITIES AND EQUITY CAPITAL..............................                                 $  297,061
                                                                                                   ==========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAPANI

We, the undersigned directors, attest to the correctness of this Report of
Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                               WALTER V. SHIPLEY          )
                               THOMAS G. LABRECQUE        )  DIRECTORS
                               WILLIAM B. HARR1SON, JR.      )

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